CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 included in Bio-Technology General Corp.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-8 registering 6,000,000 shares of common stock.


New York, New York                                       ARTHUR ANDERSEN LLP
August 4, 1997